UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):
September 23, 2014

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

1901 Churn Creek Road
Redding, California 96002
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (530) 722-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure

Bank of Commerce Holdings hereby furnishes the following information under Regulation FD:

On September 24, 2014, Bank of Commerce Holdings issued a press release announcing that its board of directors has declared a quarterly cash dividend of $0.03 per share of common stock, payable on October 10, 2014 to shareholders of record as of October 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2014
/s/ Samuel D. Jimenez
By: Samuel D. Jimenez
Executive Vice President and
Chief Operating Officer / Chief Financial Officer